Exhibit 10.5
                      SETTLEMENT AGREEMENT


     THIS SETTLEMENT AGREEMENT (the "Agreement") is made and entered into as of May 1, 2001 by and among UNICOMP, INC., a Colorado corporation ("UniComp"), ARCCOM MANAGEMENT SYSTEMS, INC. d/b/a Unibol, Inc., a Georgia corporation and a wholly-owned subsidiary of UniComp ("AMS"), UNICOMP COMPUTING GROUP LTD. (formerly known as ICS COMPUTING GROUP, LIMITED), a United Kingdom limited company and a wholly-owned subsidiary of UniComp ("UCG"), STEPHEN A. HAFER, an individual resident of Georgia ("Hafer"), SHELLY SINGHAL, an individual resident of California ("Singhal"), CALIFORNIA SOFTWARE CORPORATION, a Nevada corporation ("CSC"), and UNIBOL, LTD, a United Kingdom limited company and a wholly-owned subsidiary of CSC ("UL").

                            RECITALS
                            --------

     WHEREAS, UniComp and CSC had contemplated entering into a merger (the "Merger") and the Merger was not completed and will not be completed;

     WHEREAS, in anticipation of the Merger, UniComp, UCG, and CSC entered into that certain Stock Purchase Agreement dated November 8, 2000, as amended on November 10, 2000 (the "Purchase Agreement"), under the terms of which CSC purchased all of the issued and outstanding stock of UL (the stock referred to as the "UL Shares" and the purchase of the UL Shares referred to as the "UL Acquisition") and asserted that it purchased Unibol Inc.;

     WHEREAS, subsequent to the UL Acquisition, a dispute arose between UniComp and CSC related to the Purchase Agreement and litigation was instituted;

     WHEREAS, the parties desire to resolve all of the previous, current and future issues related to the Merger, the Stock Purchase Agreement, and the UL Acquisition, and desire to enter into a bilateral dismissal and termination of all litigation related thereto, all under the terms and conditions of this Agreement;

     NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, and the promises and mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

                            ARTICLE 1

                 SETTLEMENT TERMS AND CONDITIONS
                 -------------------------------

     1.1 Resignation of Hafer and Relinquishing of Voting Rights. On the Closing Date (as defined in Section 2.1 hereof), Hafer and any and all other UniComp designees shall immediately resign their position(s) on the Board of UL and their voting rights shall be terminated. UniComp, Hafer, Singhal, and UCG acknowledge, agree, represent, and warrant for themselves and any and all UniComp-related entities that all of their respective right, title and interest in and to the UL Shares was sold, assigned and transferred to CSC under the Purchase Agreement on November 8, 2000, free and clear of all liens and encumbrances of any kind or description. The current secretary of UL shall

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register  all shares of stock in the name of CSC or its  designee
immediately  after  execution  of  this  Agreement.   As  of  the
Closing,  CSC shall have no further obligations under  the  Stock
Purchase Agreement.

     1.2 Distribution Agreement. The parties agree that any and all existing agreements of any kind between UL and AMS will be terminated upon execution at the Closing by AMS and CSC of the Distribution Agreement attached hereto as Schedule A and thereby made an integral part hereof. Prior to the Closing, AMS will change its name to UniComp Solutions, Inc. (or a similar name) and as of the Closing will cease doing business as or using the name of Unibol Inc. or any similar name. The new company will be provided with license keys for its customers from UL and will return to California Software any and all copies of the licensing software currently in its possession.

     1.3 Termination of Debt Claims. At the Closing, UniComp and all related individuals and entities will terminate and release from any and all debt claims, secured and unsecured, against UL, including, but not limited to, approximately $2,400,000.00 in intercompany obligations. At the Closing, CSC and UL and all related individuals and entities will terminate and release from any and all debt claims, secured and unsecured, against UniComp and its Affiliates, including, but not limited to, any intercompany obligations and other amounts due from UI, UniComp, and any UniComp Affiliates, and any amounts receivable still outstanding on the books of UL from Mapics.

     1.4 Settlement of Litigation. Upon execution of this Agreement, the parties will take whatever action is necessary to suspend all litigation activities and postpone until after July 1, 2001, any and all hearings and deadlines for submission of materials related to said litigation and hearings. At the Closing, the parties will (i) exchange fully executed dismissals with prejudice of any existing and or future claims or suits related to the Merger, the Stock Purchase Agreement, the UL Acquisition, and related transactions and any other disputes among the parties, including, but not limited to, the action brought against UniComp, Hafer and Singhal on behalf of CSC and the action brought on behalf of UniComp, AMS and UCG against CSC, and (ii) execute indemnifications and mutual releases of all claims other than those related to this Agreement in the form attached hereto as Schedule B and thereby made an integral part hereof (the "Releases"), which Releases shall be a condition of this Agreement. UniComp represents that no other debts or obligations of UL existed as of the close of business on January 26, 2001, other than those specifically disclosed to CSC. The Releases shall include (i) indemnification of UniComp by CSC for the UL Debts (as defined herein) and any third party claims related to acts of CSC, and (ii) indemnification of CSC by UniComp for any third party claims related to acts of UniComp. (see 2.6)

     1.5 Accounts Receivable. As of the Closing, UniComp shall transfer control to CSC of all UL bank accounts in the United Kingdom, Ireland, Northern Ireland, Isle of Mann and elsewhere (the "UL Accounts"). Within five business days after execution of this Agreement, UniComp will provide CSC with the following items for transactions occurring during the period from November 8, 2000 through the date of this Agreement (i) copies of bank statements for all UL Accounts into which wire transfers or other remittances from UL customers were deposited, detailing each customer name, the amount and the date the deposit was made, including collections made from the Atlanta office, if any (the "Deposits"), and (ii) copies of cancelled checks or other

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evidence  for  any and all amounts paid to or  on  behalf  of  or transferred to UL (the "UL Transfers"). Prior to the Closing, UniComp and CSC must agree in writing as to the total of all
Deposits  and  the total of all UL Transfers.   At  the  Closing,
UniComp shall pay to CSC the excess, if any, of the total of all Deposits minus the total of all UL Transfers.

     1.6 UL Debts. Prior to the Closing, UniComp and CSC shall work together to prepare a list of all debts of UL. After the Closing, (i) CSC shall resolve the debts incurred by and on behalf of UL (the "UL Debts"), and (ii) CSC shall provide UniComp with evidence that the UL Debts are resolved from time to time and shall indemnify UniComp as described in Section 1.4 hereof. Notwithstanding anything to the contrary contained in this Agreement or any other document, the parties acknowledge and agree that the following items will be included in the UL Debts:
(i) the credit, loan, and overdraft facility with the Bank of Ireland represented by Account Number 57569484 in the approximate amount of 400,000.00 pounds Sterling, (ii) the IDB loan to UL in the approximate amount of 80,000.00 pounds Sterling, and (iii) past due contributions and reimbursements of approximately 27,000.00 pounds Sterling related to the pension plan (the "Pension Plan"). The parties agree to cooperate in resolving the situation related to the Pension Plan and the transfer or refund of any unapplied funds.

     1.7 Assignment. At the Closing, UniComp will assign any and all interest to CSC of trademarks, copyrights, or trade names related to Unibol, including, but not limited to, "Unibol", "Unibol Inc.", "Unibol 36", and "Unibol 400."

     1.8 Cooperation. Each party hereto shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and without limiting the generality of the foregoing, to obtain all consents and authorizations of government agencies and third parties and to make all filings with and give all notices to government agencies and third parties which may be necessary or reasonably required in order to consummate the transactions contemplated by this Agreement. Upon execution of this Agreement, CSC immediately will allow UniComp and its auditors access to the books and records of UL so that
(i) the audit of UniComp may be completed and (ii) UniComp may complete its obligations under this Agreement.

                            ARTICLE 2

                    MISCELLANEOUS PROVISIONS
                    ------------------------

     2.1 The Closing. Contingent upon the terms and conditions contained herein, the Closing shall occur on May 15, 2001 or at such other time as agreed to UniComp and California Software, but not later than June 1, 2001.

     2.2 Public Announcements. CSC and the UniComp shall consult with each other prior to issuing any statement or communication to the public or the press related to this Agreement and any such statements or communications must be approved in writing by both CSC and UniComp prior to their issuance. CSC and UniComp agree that, except as required by law or by any securities exchange and except as the other party shall authorize in writing or as provided under this Agreement, neither of them shall or shall cause their respective officers, directors, employees, Affiliates

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and advisors to, disclose any matter or matters relating to this
Agreement to any Person not an officer, director, employee, Affiliate or advisor of such party.

     2.3 Amendment; Waiver. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived, except by a written instrument signed by the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of any party hereto to insist upon strict compliance by any other party with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this section.

     2.4 Fees and Expenses. Except as otherwise provided in this Agreement, each of the parties hereto shall bear and pay its own costs and expenses incurred in connection with the origin, preparation, negotiation, execution and delivery of this Agreement and the agreements, instruments, documents and transactions referred to in or contemplated by this Agreement (whether or not such transactions are consummated) or incurred in any of the litigation referred to in the recitals to this Agreement including, without limitation, any fees, expenses or commissions of any of its advisors, attorneys, agents, finders or brokers.

    2.5  Notices.

          (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including telefax, telegraphic, telex or cable communication) and mailed, telefaxed, telegraphed, telexed, cabled or delivered:

     If to UniComp, to:

                    UNICOMP, INC.
                    1850 Parkway Place, Suite 925
                    Marietta, GA 30067
                    Attention:  Stephen A. Hafer

     with a copy to:

                    Womble Carlyle Sandridge & Rice, PLLC
                    1201 West Peachtree Street, Suite 3500
                    Atlanta, GA 30309
                    Attention:  Kirk Watkins
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     If to AMS, to:

                    ARCCOM MANAGEMENT SYSTEMS, INC.
                    1850 Parkway Place, Suite 925
                    Marietta, GA 30067
                    Attention:  Stephen A. Hafer

     with a copy to:

                    Womble Carlyle Sandridge & Rice, PLLC
                    1201 West Peachtree Street, Suite 3500
                    Atlanta, GA 30309
                    Attention:  Kirk Watkins

     If to UCG, to:

                    UCG COMPUTING GROUP LTD
                    1850 Parkway Place, Suite 925
                    Marietta, GA 30067
                    Attention:  Stephen A. Hafer

     with a copy to:

                    Womble Carlyle Sandridge & Rice, PLLC
                    1201 West Peachtree Street, Suite 3500
                    Atlanta, GA 30309
                    Attention:  Kirk Watkins

     If to CSC, to

                    CALIFORNIA SOFTWARE CORPORATION
                    2485 McCabe Way, 2nd Floor
                    Irvine, CA 92614
                    Attention:  Bruce Acacio, Chief Executive
                    Officer

     with a copy to:

                    Rutan & Tucker, LLP
                    611 Anton Boulevard, 14th Floor
                    Costa Mesa, CA 92626
                    Attention:  Michael Hornak

     If to UL, to

                    UNIBOL LTD
                    2485 McCabe Way, 2nd Floor
                    Irvine, CA 92614
                    Attention:  Bruce Acacio, Chief Executive
                    Officer
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     with a copy to:

                    Rutan & Tucker, LLP
                    611 Anton Boulevard, 14th Floor
                    Costa Mesa, CA 92626
                    Attention:  Michael Hornak

     If to Hafer:

                    Stephen A. Hafer
                    1850 Parkway Place, Suite 925
                    Marietta, GA 30067

     If to Singhal:

                    Shelly Singhal
                    Blue Stone Capital
                    23 Corporate Plaza, Suite 210
                    Newport Beach, CA 92660



          (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this section (i) if delivered personally against proper receipt or by confirmed telefax shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid, (B) by Federal Express or similar courier service with courier fees paid by the sender or (C) by telegraph or cable, shall be effective two (2) business days following the date when mailed, couriered, telegraphed or cabled, as the case may be. Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

          (c) Assignment.This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the parties hereto without the prior written consent of the other parties; provided, however, that CSC may assign its rights and obligations under this Agreement to any of its Affiliates or any entity who by merger, consolidation, purchase or sale subsequently becomes an Affiliate without the prior consent of UniComp. Any assignment which contravenes this section shall be void ab initio.

     2.6 Governing Law; Consent to Jurisdiction and Venue. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the conflicts of laws principles thereof. Any dispute concerning this Agreement or the transactions contemplated hereby shall be heard and decided in the Federal or state courts of Orange County, California. Any failure of the parties to

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complete  the  transactions contemplated to be  completed  at  or prior  to  the  Closing (but after execution of  this  Agreement)
shall  be  resolved  by  the  Court  in  the  Superior  Court  of
California   for  the  County  of  Orange,  entitled,  California
Software  Corporation, v. Unicomp, Inc., etc., et  al,  case  no.
00CC14544.

     2.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     2.8 Headings. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

     2.9 Entire Agreement. This Agreement (which defined term includes the Schedules and Exhibits to this Agreement) embodies the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties with respect thereto. There are no agreements, covenants, undertakings, representations or warranties with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein.

     2.10 Severability. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted under applicable law as it shall then exist.

     2.11 No Third Party Beneficiaries. Nothing in this Agreement is intended, nor shall anything in this Agreement be construed, to confer any rights, legal or equitable, in any Person or entity (other than the parties hereto and their respective heirs, distributees, beneficiaries, executors, successors and assigns), including, without limitation, any employee of UniComp or any beneficiary of such employee.

     2.12 Miscellaneous. The persons executing this Agreement on behalf of the parties hereto are duly authorized to execute, acknowledge and deliver this Agreement.

     2.13 Definitions. When used in this Agreement, (i) "Person" shall mean any individual, partnership, corporation, association, business trust, joint venture, governmental entity or other entity of any nature, and (ii) "Affiliate" or "Affiliates" shall mean, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person.

     2.14 Acknowledgement. The parties agree and acknowledge that (i) no representation or warranty is made concerning the tax treatment of the transactions contemplated pursuant to this

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Agreement, foreign or domestic and (ii) the parties hereto have been advised to seek their own independent tax (domestic and foreign), financial, and ERISA (and related employment and employee benefits), advice and counsel with respect to the transactions contemplated hereby. The foregoing shall not, however, diminish, alter or otherwise modify any of the representations and warranties set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              UNICOMP, INC.


                              By:/s/ Stephen A. Hafer
                              -----------------------------------
                                Stephen A. Hafer, Chief Executive
                                 Officer

                              ARCCOM MANAGEMENT SYSTEMS, INC.


                              By:/s/ Stephen A. Hafer
                              -----------------------------------
                                Stephen A. Hafer, President


                              UNICOMP COMPUTING GROUP LTD


                              By:/s/ Stephen A. Hafer
                              -----------------------------------
                                Stephen A. Hafer, Chairman


                              CALIFORNIA SOFTWARE CORPORATION


                              By:/s/ Bruce Acacio
                              -----------------------------------
                                Bruce Acacio, Chief Executive
                                 Officer


                                /s/ Stephen A. Hafer
                              -----------------------------------
                              Stephen A. Hafer



                               /s/ Shelly Singhal
                              -----------------------------------
                              Shelly Singhal


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